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                                                                    EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


As independent public accountant, I hereby consent to the use of my report (and to all references to my Firm) included in or made part of this registration statement.


/s/ John J. Eckle
JOHN J. ECKLE


Vacaville, California,

October 29, 1997